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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of earliest event reported: July 23, 1998

                                   SONAT INC.
                (Exact name of registrant as specified in its charter)

                Delaware            1-7179                    63-0647939
               (State of          (Commission               (IRS Employer
              ncorporation)       File Number)            Identification No.)

                AmSouth Sonat Tower
                Birmingham, Alabama                       35203
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  205-325-3800


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Item 5.        Other events.

        On July 23, 1998, Sonat Inc. (the "Company") announced its results of operations for the second quarter of 1998 and that it has completed the restructuring of its wholly owned subsidiary, Sonat Exploration Company ("Sonat Exploration"), that was announced in April. A copy of the press release, including second quarter results, is filed as an exhibit to this report.

        In addition to the steps previously announced in connection with the restructuring of Sonat Exploration, which include the sale of oil and gas properties having proved reserves of approximately 500 billion cubic feet of natural gas equivalent ("Bcfe"), the consolidation of business units from seven to three, and a substantial work force reduction, Sonat Exploration reviewed all of its oil and natural gas reserves during the quarter. Based on that review, Sonat Exploration has revised downward proved reserves by a net 199 Bcfe from year end 1997 proved reserves and has impaired additional properties, principally in the Cotton Valley Pinnacle Reef trend.

        The effect of the further impairments is substantially offset by the better than expected results now anticipated from the property sales. Therefore, the after-tax restructuring charge estimated previously as being up to $275 million is $289 million, which was booked in the second quarter. As a result of the restructuring, after giving effect to the sale of oil and gas properties, Sonat Exploration's proved reserves, as of June 30, 1998, are approximately 1.7 trillion cubic feet of natural gas equivalent.

        Going forward, Sonat Exploration expects its total unit costs, other than interest, to be $1.59 per thousand cubic feet of natural gas equivalent, down sharply from $1.89 in first quarter of 1998. Sonat Exploration's total 1998 production, not including volumes from the properties being sold after the effective sales dates, is now expected to be 258 Bcfe.

           Cautionary Statement Concerning Forward-Looking Statements

        This report includes certain forward-looking statements, which are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in management's forward-looking statements. Such statements are made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        The Company believes that actual sales proceeds from its property divestiture program will equal or exceed current estimates. Such estimates are based on signed purchase and sale agreements for the Austin Chalk and Arkoma Basin properties and offers for certain of the remaining properties. Final sales proceeds will be determined, however, only as such sales are closed.


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        Estimates  of  future  production  of oil and gas  depend on a number of assumptions, including the timing and success of the Company's drilling programs, performance of wells, expected levels of capital spending and oil and natural gas prices. In addition, estimates of future unit costs of production depend on assumptions of production levels and expected future costs. Because of these and other variables, there can be no assurances that the actual level of production will equal projected volumes or that the actual future unit costs of production will equal the current estimate.


Item 7.        Financial Statements, Pro Forma Financial
               Information and Exhibits


        (c)    Exhibits

               The following documents are filed herewith as exhibits to this Current Report:

Exhibit
No.            Exhibit

99             Press Release dated July 23, 1998























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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Sonat Inc.



                                            By:      /s/  James E. Moylan, Jr.
                                                   James E. Moylan, Jr.
                                                   Senior Vice President and
                                                     Chief Financial Officer


Dated:  July 23, 1998























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                                    SONAT INC.
                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS


Exhibit
No.            Exhibit


99*        Press Release dated July 23, 1998

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* Filed herewith